Rod’s Production Services, LLC

CONDENSED BALANCE SHEETS
(Unaudited)

	March 31	December 31,
	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$3,656,141	$790,715
Accounts receivable, net	7,285,465	5,289,711
Prepaid expenses and other assets	139,239	51,160
Total current assets	11,080,845	6,131,586

Property and equipment, net	6,451,613	6,654,642

TOTAL ASSETS	$17,532,458	$12,786,228

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$1,724,409	$1,093,361
Factoring liability	4,704,665	3,000,510
Accrued expenses	2,001,699	1,984,508
Total liabilities	8,430,773	6,078,379

Commitments and Contingencies

MEMBERS’ EQUITY
Members’ equity	9,101,685	6,707,849

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$17,532,458	$12,786,228

The accompanying notes are an integral part of these financial statements.

Rod’s Production Services, LLC

CONDENSED STATEMENTS OF INCOME
(Unaudited)

Three-months ended March 31,

	2014	2013

Revenues	$11,127,087	$7,376,118
Cost of revenue	6,307,716	4,766,472

Gross profit	4,819,371	2,609,646

Operating expenses	1,279,396	698,119

Income from operations	3,539,975	1,911,527

Other income (expense)
Interest expense	(60,451)	(201,162)
Other expense	(327,785)	(65,925)
Total other expense, net	(388,236)	(267,087)

Net income before state income tax expense	3,151,739	1,644,440

State income tax expense	26,989	18,625

NET INCOME	$3,124,750	$1,625,815

The accompanying notes are an integral part of these financial statements.

Rod’s Production Services, LLC

CONDENSED STATEMENT OF MEMBERS’ EQUITY
(Unaudited)

Three-months ended March 31, 2014

Rod's Production
Services, LLC
Members' Equity

Balance at January 1, 2014	$6,707,849

Net income	3,124,750

Contributions from members	35,763

Distributions to members	(766,677)

Balance at March 31, 2014	$9,101,685

The accompanying notes are an integral part of this financial statement.

Rod’s Production Services, LLC

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

Three-months ended March 31,

	2014	2013

Cash flows from operating activities
Net income	$3,124,750	$1,625,815
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	644,789	552,620
Loss on sale or disposition of property and equipment	3,464	61,749
Changes in operating assets and liabilities:
Accounts receivable, net	(1,995,754)	(968,786)
Prepaid expenses and other assets	(88,079)	(1,941)
Accounts payable	631,048	(573,841)
Accrued expenses	17,191	223,291
Net cash provided by operating activities	2,337,409	918,907

Cash flows from investing activities
Purchases of property and equipment	(429,461)	(401,489)
Proceeds from sale of property and equipment	20,000	—
Net cash used in investing activities	(409,461)	(401,489)

Cash flows from financing activities
Net repayments under line of credit	—	(100,000)
Payments on long-term debt	—	(221,527)
Change in factoring liability	1,704,155	394,548
Contributions from members	—	622,198
Distributions to members	(766,677)	(676,209)
Net cash provided by financing activities	937,478	19,010

Net increase in cash and cash equivalents	2,865,426	536,428

Cash and cash equivalents, beginning of year	790,715	35,620

Cash and cash equivalents, end of year	$3,656,141	$572,048

Supplemental disclosure of cash flow information:
Cash paid for interest	$60,451	$201,162
Cash paid for taxes	$3,622	$—

Noncash investing and financing activities:
Financing of property and equipment acquisitions	$—	$17,964
Contributions of property and equipment from members	$35,763	$—

The accompanying notes are an integral part of these financial statements.

Rod’s Production Services, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Rod’s Production Services, LLC (the “Company”) was formed on November 3, 2010 as an Oklahoma limited liability company and is based in Oklahoma. The Company provides rental and supply services to the oil and gas industry primarily in Oklahoma, Pennsylvania, Texas and Ohio. No member shall be liable for the expenses, liabilities or obligations of the Company. The company will continue perpetually until terminated pursuant to statue or any provision of the limited liability amendment.

1.	Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial statements. These financial statements have not been audited by the Company's independent certified public accountants, except that the unaudited condensed balance sheet at December 31, 2013 is derived from audited financial statements. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The unaudited condensed financial statements reflect all adjustments (all of which are of a normal recurring nature) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results that may be expected for a full year. Certain disclosures have been condensed in or omitted from these unaudited condensed financial statements. The accompanying unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2013.

2.	Variable Interest Entity

Variable interest entities (VIEs) are entities that, by design, either (1) lack sufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) have equity investors that do not have the ability to make significant decisions relating to the entity’s operations through voting rights, or do not have the obligation to absorb the expected losses, or do not have the right to receive the residual returns of the entity.

The primary beneficiary of a VIE (i.e., the party that has a controlling financial interest) is required to consolidate the assets and liabilities of the VIE. The primary beneficiary is the party that has both (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance; and (2) through its interests in the VIE, the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE.

On September 30, 2013, the owners of Erick Flowback Services, LLC (“EFS”) acquired the Company through an equity acquisition. The operations of EFS are very similar in nature to the Company as they both provide flowback services to end customers. However, EFS operates in different geographies than the Company and is not seen as a direct competitor or business partner. EFS has total assets of $41,784,123 and total liabilities of $32,467,203 as of March 31, 2014 and total assets of $42,151,921 and total liabilities of $33,921,188 as of December 31, 2013.

Rod’s Production Services, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES CONTINUED

2.	Variable Interest Entity - Continued

The purchase price paid by the owners of EFS was $13,000,000 and was funded through a debt transaction whereby the Company and EFS, collectively as “borrowers”, executed a master loan arrangement (“MLA”) with Bank 7 (“Bank 7”) and International Bank of Commerce (“IBC”), collectively, as “lenders”. As part of the MLA, the Company and EFS borrowed an additional $7,000,000 to repay previously existing debt and fund general corporate purposes. The Company and EFS are considered jointly and severally liable for the debt, the debt is collateralized by the assets of the Company and EFS, and is further guaranteed by the owners of the Company. The debt is recorded solely on the books of EFS as the owners plan on paying for the debt service requirements with EFS cash flows with support to be provided by RPS at the owners’ discretion. From time to time, the Company may provide debt service payment support at the discretion of the owners. During the three-months ended March 31, 2014, the Company paid approximately $660,000 to EFS to assist with loan repayment. As the payments are being made at the sole discretion of the owners, this amount will vary from year to year. The funding provided by the Company was at the discretion of the owners and is treated as a capital distribution within the statement of members’ equity of the Company. Refer to Note D for further discussion of the related party transactions between the Company and EFS.

The Company has determined that due to the joint and several nature of the debt arrangement with EFS, that the Company has a variable interest in EFS. In addition, the Company has determined that EFS is a VIE based on the debt guarantees provided by the owners of EFS which indicates that EFS lacks sufficient equity to permit EFS to finance its activities without support from other parties. To assess whether the Company is the primary beneficiary of EFS, the Company considered all facts and circumstances, including the purpose and design of EFS (including the purpose of the acquisition of the Company by the EFS owners), contractual agreements between the Company and EFS, and other related party transactions between the Company and EFS. The Company’s only contractual arrangement with EFS is the debt arrangement and based on such arrangement and consideration of other factors, the Company determined it does not have the power to direct the activities of EFS. While the Company does meet the second condition of a primary beneficiary through its variable interest, it is not considered the primary beneficiary as it does not meet both conditions of a primary beneficiary and therefore, the Company does not consolidate EFS.

The Company’s maximum exposure to loss as a result of its involvement with EFS is approximately $18.0 million at March 31, 2014.

3.	Management Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Significant estimates include, but are not limited to, the assumptions used to calculate depreciation and amortization and the allowance for doubtful accounts.

Rod’s Production Services, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES CONTINUED

4.	Cash and Cash Equivalents

The Company considers all highly-liquid instruments purchased with a maturity date of three months or less to be cash equivalents. Cash balances are maintained at financial institutions that are insured by the Federal Deposit Insurance Corporation although such balances typically are in excess of the insured amount; however, no losses have been recognized as a result of these circumstances and management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to safeguard cash deposits.

5.	Revenue Recognition

The Company recognizes revenue when services are performed, collection of the receivable is probable, persuasive evidence of an arrangement exists, and the price is fixed and determinable. Services are sold without warranty or right of return.

Services are typically provided on a day rate and revenue is recognized as the work progresses.

6.	Concentration of Credit Risk and Significant Customers

For the three-months ended March 31, 2014, four customers comprised the majority of the Company’s revenue. Revenue from these customers represented approximately 31%, 23%, 20%, and 16% of total revenues, respectively. For the three-months ended March 31, 2013, three customers comprised the majority of the Company’s revenue. Revenue from these customers represented approximately 57%, 15%, and 11% of total revenues, respectively.

As of March 31, 2014, the amounts due from three customers comprised the majority of accounts receivable. Accounts receivable from these customers represented approximately 23%, 23%, and 19% of total accounts receivable, respectively. As of December 31, 2013 the amounts due from four customers comprised the majority of accounts receivables. Accounts receivables from these customers represented approximately 32%, 23%, 27%, and 13% of total accounts receivables, respectively.

7.	Accounts Receivable

The Company does business and extends credit to its customers based on an evaluation of each customer’s financial condition, generally without requiring collateral. Exposure to losses on receivables is evaluated continuously by Company management. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts based upon a review of outstanding receivables, historical collection experience and existing economic conditions. If deemed uncollectible, the Company writes off accounts receivable. The allowance for doubtful accounts was $64,982 at March 31, 2014 and December 31, 2013.

Rod’s Production Services, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES CONTINUED

8.	Property and Equipment

Property and equipment are presented at cost less accumulated depreciation. All acquisitions of property and equipment of a clearly immaterial nature and all expenditures for repairs, maintenance, renewals, and betterments that do not materially prolong the useful lives of assets are expensed. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the estimated useful lives of the assets or the length of the related leases including renewals. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from accounts and any resulting gain or loss is reflected in income.

Property and equipment are stated at cost and depreciated using the straight-line method over the following estimated useful lives of the assets:

Assets	Life

Building and building improvements	20 - 39 Years
Leasehold improvements	7 - 20 Years
Machinery and equipment	5 - 8 Years
Office furniture and equipment	5 - 7 Years
Vehicles and transportation equipment	3 - 5 Years

9.	Factoring Arrangement

The Company is party to a factoring agreement with a factoring company to finance its cash flow needs. Under the factoring agreement, the factoring company provides cash advances against open receivables prior to collection. Invoices of preapproved customers are submitted to the factoring company and the Company receives 85% of the invoiced receivables in cash. The factoring company initially charges a 0.5% fee on factored receivables, and charges an additional 0.5% fee for each 15 day period or portion thereof that the receivable remains unpaid. If a customer fails to pay an invoice within 90 days of the invoice date, the Company must repurchase such receivables from the factoring company on demand. During the quarter ended March 31, 2014, the Company entered into a new factoring agreement with a new factoring company. Under this agreement, invoices to preapproved customers are submitted to the factoring company and the Company receives 90% of the invoiced receivables in cash, with the remaining 10% retained by the factoring company as reserve to the cash advances. The Company is responsible for receivables that remain uncollectible after 90 days under recourse provisions within the factoring agreement; therefore, the Company must repurchase such receivables from the factoring company on demand. The factoring of these receivables is accounted for as a secured borrowing. As a result, the receivables are not derecognized from the Company’s financial statements as a result of the factoring arrangement and the cash received from the factoring company is reported as a factoring liability in the financial statements. Cash advances under these agreements were $4,070,665 and $3,000,510 as of March 31, 2014 and December 31, 2013, respectively.

Rod’s Production Services, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICES CONTINUED

9.	Factoring Arrangement - Continued

Factoring fees are deducted from collected receivables and are calculated based on three-month LIBOR, plus three percent, subject to a minimum of $7,500 monthly. Also, the Company must pay an annual minimum facility fee of $60,000, which is paid annually and recognized as an other asset and amortized over the year. This amortization is included in interest expense. During the three-months ended March 31, 2014 and 2013, factoring fees totaled $38,962 and $182,089, respectively, and are included in interest expense on the statements of income. The Company and EFS combined shall maintain a fixed charge coverage ratio, as defined, of not less than 1.25 to 1.00 determined at the end of each calendar quarter for the trailing twelve month period then ended. The Company is not required to be in compliance with this covenant until the reporting period ending June 30, 2014.

The Company has receivables of $5,263,956 and $3,666,289, included in accounts receivable, net as of March 31, 2014 and December 31, 2013, respectively, which collateralize factoring liability of $4,704,665 and $3,000,510 as of March 31, 2014 and December 31, 2013, respectively.

10.	Impairments of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to future net undiscounted cash flows expected to be generated by the asset. No impairment was recognized in the three-months ended March 31, 2014 or 2013.

11.	Income Taxes

The Company was formed as a limited liability company and has elected to be treated as an S corporation for income tax purposes. The Company’s taxable income or loss is reported on the income tax returns of its members. Uncertain tax positions are recognized in the financial statements only if that position will more likely-than not be sustained upon examination by taxing authorities, based on the technical merits of the position. As of March 31, 2014, there were no uncertain tax positions recorded. The Company’s policy is to record interest and penalties related to uncertain tax positions when and if they become applicable as a component of other expenses on the statement of income.

The Company files income tax returns in the U.S. federal and various state jurisdictions. The Company’s periodic tax returns filed in 2010 (both federal and state) and thereafter are subject to examination by taxing authorities in accordance with the normal statues of limitations in the applicable jurisdictions.

The state tax is calculated by applying a tax rate to a base that considers both revenues and expense and, therefore, has the characteristics of an income tax. The Company recorded state income tax expense of $26,989 and $18,625 for the three-months ended March 31, 2014 and 2013, respectively.

Rod’s Production Services, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

	March 31,	December 31,
	2014	2013

Building and building improvements	$131,022	$131,022
Leasehold improvements	25,758	25,758
Machinery and equipment	10,499,488	10,570,481
Office furniture and equipment	6,887	4,785
Vehicles and transportation equipment	1,296,737	788,367

Less: accumulated depreciation	(5,988,169)	(5,345,661)
Land	479,890	479,890
	$6,451,613	$6,654,642

Depreciation expense totaled $644,789 and $552,620 for the three-months ended March 31, 2014 and 2013, respectively.

NOTE C – LONG-TERM DEBT

At January 1, 2013, the Company had vehicle and equipment notes of $1,674,469 and lines of credit of $100,000 outstanding.

The vehicle and equipment notes represented various fixed rate term loans with interest rates ranging from 4.40% to 7.49%. During 2013, an additional $100,644 was borrowed to fund equipment purchased. All of the vehicle and equipment loans were paid in full in conjunction with the change in ownership as disclosed at Note A.2.

The Company had a line of credit arrangement with a financial institution providing up to $250,000 in credit and bearing interest at a rate of prime plus 2.00% or the floor rate of 5.00% that expired in February 2012. In November 2012, the Company re-instated the line of credit under the same terms with an expiration date of November 15, 2013. The line of credit was paid in full during 2013 and was not renewed.

Refer to discussion of the Company’s joint and severally liable agreement in Note E.

NOTE D – RELATED PARTY TRANSACTIONS

For the year ended December 31, 2013, EFS made a payment of approximately $1,059,000 to pay off the debt obligations of the Company in connection with the owners of EFS’ purchase of the equity units of the Company as discussed in Note A.2. The Company repaid EFS and began making additional weekly payments to EFS to assist in the debt service requirements, which was determined at the owners’ discretion and may cease at any time. EFS entered into transactions to perform services on the Company’s behalf and charged the Company for the services totaling approximately $120,000 for the three-months ended March 31, 2014. For the three-months ended March 31, 2014, EFS incurred costs of approximately $108,000 the majority of which comprised rental, supplies, and service charges for services performed by the Company.

Rod’s Production Services, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE D – RELATED PARTY TRANSACTIONS - CONTINUED

At March 31, 2014, the Company had a payable to EFS of approximately $253,000 included in accounts payable on the balance sheet and a receivable of approximately $144,000 in accounts receivable, net on the balance sheet. At December 31, 2013, the Company had a payable and unbilled amounts due to EFS of approximately $76,000 included in accounts payable on the balance sheet and a receivable of approximately $110,000 included in accounts receivable, net on the balance sheet.

NOTE E –COMMITMENTS AND CONTINGENCIES

The Company leases certain real estate assets under noncancelable operating leases expiring at various dates through 2015. Operating lease rent expense was approximately $21,000 and $24,000 for the three-months ended March 31, 2014 and 2013, respectively, and is included in operating expenses on the statements of income. Future minimum lease payments under noncancelable leases will be approximately $46,300 and $30,700 during 2014 and 2015, respectively.

The Company may become, from time to time, involved in routine litigation or subject to disputes or claims related to business activities, including workers’ compensation claims and employment related disputes. In the opinion of management, any liability that may ultimately result from the resolution of these matters, if decided adversely, is not expected to have a material effect on the Company’s financial condition, results of operations, or cash flows.

As previously disclosed in Note A.2, the Company is jointly and severally liable under the MLA. The MLA is comprised of four different term loans and two available lines of credit. The four notes and two lines of credit are collateralized by property and assets of EFS, the property and assets of the Company, and the personal guarantees of its owners. The four term loans have a variable interest rate with a minimum rate of 5.5%. The interest rate in effect at March 31, 2014 was 5.5%. EFS is required to maintain a reserve bank account of the lesser of $325,000 or 100% of excess cash flow (as defined in the agreement). EFS has a balance of $350,000 in this account at December 31, 2013 and this is shown as restricted cash on the balance sheet of EFS. Note 1’s initial principal amount was $7,800,000. Payments are due in monthly installment amounts, including interest, of $181,400. Beginning September 2014, an annual additional principal payment equal to 60% of the reserve bank account is due until the maturity date of October 2017. Note 2’s initial principal amount was $5,200,000. Payments are due in monthly installment amounts, including interest, of $120,935. Beginning September 2014, an annual additional principal payment equal to 40% of the required reserve bank account is due until the maturity date of October 2017. Note 3’s initial principal amount was $4,200,000. Payments are due in monthly installment amounts, including interest, of $110,160 until the maturity date of April 2017. Note 4’s initial principal amount was $2,800,000. Payments are due in monthly installment amounts, including interest, of $73,440 until the maturity date of April 2017. The two lines of credit are for $1,500,000 and $1,000,000. Both lines of credit have a variable interest rate with a minimum rate of 5.5%. The lines of credit require monthly payments of interest only, with principal interest payments beginning in November 2014. There were no amounts outstanding on the lines of credit at March 31, 2014 or December 31, 2013. The total balance outstanding on these loans is approximately $18.0 million at March 31, 2014.

Rod’s Production Services, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED

March 31, 2014 and 2013

NOTE F – SUBSEQUENT EVENTS

Management has evaluated the effects of subsequent events for inclusion and disclosure in the accompanying financial statements through August 12, 2014, the date the accompanying financial statements were available to be issued and is not aware of any subsequent events that would have a material impact on the accompanying financial statements, except as disclosed within the notes to the financial statements.

On June 26, 2014 all outstanding membership units of the Company and EFS were acquired by New Source Energy Partners, LP (“NSLP”) for approximately $125.0 million consisting of cash of $57.3 million, units of NSLP valued at $33.8 million, contingent consideration valued at $17.1 million and the assumption of debt of $16.8 million.